UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 27, 2007
WESTERN DUBUQUE BIODIESEL, LLC
(Exact Name of Registrant as Specified in Charter)

Iowa (State or other jurisdiction of incorporation)	000-52617 (Commission File Number)	20-3857933 (IRS Employer Identification No.)
904 Jamesmeier Road, P.O. Box 82
Farley, Iowa 52046
(Address of principal executive offices)
(563) 744-3554
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below)
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements
On August 27, 2007, Bruce Klostermann was appointed as the Chief Executive Officer of the registrant. The duties of the Chief Executive Officer include assisting in the implementation of the policies of the board of directors and performing a primary role in preparation of the registrant’s periodic reports. Mr. Klostermann has served as a director and vice-chairman of the registrant since November 15, 2005. For the last eleven years, Mr. Klostermann has co-owned and managed Klostermann Bros., Inc. He is also the co-owner and vice-president of Agri-Vest, Inc. He serves on the board of directors of American Trust Bank.
Pursuant to the compensation plan approved by the Board of Directors on August 27, 2007, in addition to the standard amounts all directors receive for serving on the Board of Directors, Mr. Klostermann will receive $500 per month for serving as the Chief Executive Officer.
SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

WESTERN DUBUQUE BIODIESEL, LLC

September 4, 2007	/s/ William G. Schueller

Date	William G. Schueller, Chairman